Exhibit 21
GCP APPLIED TECHNOLOGIES INC.

U.S. SUBSIDIARIES

SUBSIDIARY NAME	STATE OF INCORPORATION
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
GCP International Inc.	DE
GCP Chemicals Inc.	DE
GCP Europe Inc.	DE
Hanover Square Corporation	DE
Verifi LLC	DE
Water Street Corporation	DE

Exhibit 21
GCP APPLIED TECHNOLOGIES INC.

NON-U.S. SUBSIDIARIES

ARGENTINA
GCP Argentina S.A.
AUSTRALIA
GCP Australia Pty. Ltd.
BELGIUM
De Neef Construction Chemicals BV
GCP Applied Technologies N.V./S.A.
GCP Construction Products N.V.
Inverco Benelux N.V.
BRAZIL
GCP Brasil Indústria e Comércio de Produtos Químicos Ltda
CANADA
GCP Canada Inc.
CHILE
GCP Quimica Compania Limitada
CHINA - PEOPLE’S REPUBLIC OF
GCP Applied Technologies (China) Company Limited
COLOMBIA
GCP Colombia S.A.
FRANCE
De Neef France S.A.R.L.
GCP Produits de Construction SAS
GERMANY
De Neef Deutschland GmbH
GCP Applied Technologies Holdings Germany GmbH
GCP Germany GmbH
GREECE
GCP Applied Technologies Hellas LLC
HONG KONG
GCP (Hong Kong) Limited
INDIA
GCP Applied Technologies (India) Private Limited
INDONESIA
PT. GCP Applied Technologies Indonesia
IRELAND
GCP Products (Ireland) Limited
ITALY
GCP Italiana S.p.A.
JAPAN
GCP Applied Technologies Holdings Japan GK
GCP Chemicals Kabushiki Kaisha

Exhibit 21

KOREA
GCP Korea Inc.
MALAYSIA
GCP Applied Technologies (Malaysia) Sendiran Berhad
MEXICO
GCP Applied Technologies S.A. de C.V.
NEW ZEALAND
GCP (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PHILIPPINES
GCP Applied Technologies Operations Center, Inc.
GCP Applied Technologies Products (Phils.) Inc.
POLAND
GCP (Poland) Sp.z o.o.
PORTUGAL
De Neef Portugal, LDA
RUSSIA
GCP Rus LLC
SINGAPORE
GCP (Singapore) Private Limited
SOUTH AFRICA
GCP Applied Technologies Africa (Pty) Ltd.
SPAIN
De Neef Technologies S.L.
GCP Construction Materials Spain, S.L.
SWEDEN
De Neef Scandinavia AB
GCP Sweden AB
GCP Applied Technologies Sweden AB
SWITZERLAND
De Neef (CH) AG
GCP Switzerland S.A.
Union Société Financière S.à.r.l.
TAIWAN
GCP Taiwan, Inc.
THAILAND
GCP Applied Technologies Holdings (Thailand) Limited
TURKEY
GCP Uygulamalı Teknolojiler ve Yapi Kimyasallari Sanayi ve Ticaret A.S
UNITED KINGDOM
De Neef UK Ltd.
GCP Applied Technologies Holdings (UK) Limited
GCP Applied Technologies (UK) Limited
GCP Construction Products Holdings (UK) Limited

Exhibit 21

GCP International Holdings (UK) Limited
GCP Products UK Limited
GCP (UK) Holdings Limited
GCP RIW Holdings Limited
RIW Holdings Limited
R.I.W. Limited
Stirling Lloyd Group Limited
Stirling Lloyd Holdings Limited
Stirling Lloyd Limited
Stirling Lloyd Polychem Limited
Stirling Lloyd Products International Limited
VIETNAM
GCP Vietnam Company Limited

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